       NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARY COMPANIES
      -----------------------------------------------------

        Federal and State Income Tax Allocation Agreement
        --------------------------------------------------

Pursuant to Rule 45(c), Public Utility Holding Company Act of 1935
-------------------------------------------------------------------


     This Agreement originally dated as of January 1, 1981, and revised as of January 1, 1982, January 1, 1991, January 1, 1992, January 1, 1993, and January 1, 1996 and January 1, 1998 by and between NEW ENGLAND ELECTRIC SYSTEM, a registered holding company, and its subsidiary or affiliated companies which participate together in the filing of a consolidated U.S. Corporation Income Tax Return and/or consolidated, combined or unitary state income tax returns, provides for the allocation of consolidated federal income taxes and consolidated, combined or unitary state income taxes for 1981 and subsequent years pursuant to Rule 45 (c) of the Securities and Exchange Commission promulgated under the Public Utility Holding Company Act of 1935.
     It is agreed by the companies that have executed this Agreement to allocate the consolidated, combined and unitary income tax liabilities, for 1981 and subsequent years in accordance with the following provisions.
1.  Definitions
     A. Corporate Tax Credit - The negative separate return tax of an associate company for a tax year equal to the amount by which the consolidated or combined tax is reduced by including a net corporate tax loss or other net tax benefit in the consolidated or combined return.
     B. Separate Return Tax - The tax on the corporate taxable income of an associate company computed as though such company were not a member of the consolidated or combined return group.

     C. Excess Tax Credits - The investment tax credit, or other credit that would be allowable were it not for a limitation provided by law in excess of the amount of such credits computed on a separate return basis with regard to such limitations.
     D. Consolidated Alternative Minimum Tax - The tax imposed by Internal Revenue Code Section 55(a) equal to the excess of the tentative minimum tax for the taxable year over the regular tax for the taxable year, computed on a consolidated basis.
     E. Minimum Tax Credit Carryforward - The sum of the annual amounts of alternative minimum tax (AMT) allocated to a company less the sum of the minimum tax credits utilized in prior years.
     F. Hydro-Quebec Phase I and II Companies - The Phase I company is New England Electric Transmission Corporation (NEET). The Phase II companies are New England Hydro-Transmission Corporation, New England Hydro-Transmission Electric Co., Inc. and New England Hydro Finance Company, Inc.
2.  Allocation Procedures for Federal Income Tax Liability
     A. General Rule - The consolidated tax on ordinary taxable income shall be allocated among the companies participating in the consolidated return in proportion to the corporate ordinary taxable income, whether positive or negative, of each company. The consolidated capital gains tax, if any, shall be allocated among the companies in proportion to corporate capital gains or losses of each company. Investment tax credits (net of recapture of prior years credits), jobs credits, research and experimental credits, motor fuels credits, and other similar credits allowable in the computation of the consolidated tax shall be allocated to the companies generating such credits. The consolidated AMT, if any, shall be allocated among the companies in proportion to the excess of each company's separate AMT over its allocated regular tax to the combined total of such excess amounts. The consolidated minimum tax credit shall be allocated as provided in paragraph E. Those associate companies with a positive allocation shall pay the amount allocated and those subsidiary companies with a negative allocation shall receive payment of their corporate tax credits. New England Electric System shall not receive a payment for its corporate tax credits, if any. Any remaining funds shall be allocated among the companies in the ratio by which the positive corporate ordinary taxable income of each company having such income bears to the total positive corporate ordinary taxable incomes of all companies. In no event shall the tax allocated to any subsidiary company exceed the separate return tax of such company.
     B. Special Rule - If the total of the corporate tax credits of those companies having negative taxable incomes and/or excess tax credits is greater than the total reduction in the consolidated tax because of the inclusion of such losses and/or credits, then corporate tax credits arising from inclusion of negative taxable incomes in the consolidated return shall be recognized and paid prior to corporate tax credits arising from excess tax credits. If the total negative taxable income of those subsidiary companies with negative taxable incomes is not fully applied in the consolidated return, then the corporate tax credit of each company shall be in proportion to the total reduction in consolidated tax liability from such negative income as the negative taxable income of each company bears to the total negative taxable incomes of all companies. Similarly, if the total excess tax credits of those subsidiary companies with excess tax credits is not fully applied in the consolidated return, the corporate tax credit arising from excess tax credits of each company shall be in proportion to the total reduction in consolidated tax liability from such excess tax credits as the excess tax credit of each company bears to the total excess tax credits of all companies.
     C. Unused Corporate Tax Credits - A subsidiary company that is entitled to a corporate tax credit but does not receive such payment because of the special rule in paragraph B shall retain such right for the future as long as and to the extent that such credit can be applied against the consolidated tax liability. Uncompensated corporate tax credits arising from negative taxable incomes shall have priority over excess tax credits.
     D. New England Electric Transmission Corporation Rule - Notwithstanding any other provisions herein, NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION (NEET) shall be paid, in lieu of any payments for its corporate tax credits, the amount, if any, by which the consolidated tax liability determined without the inclusion of NEET in the consolidated return exceeds the actual consolidated tax liability, all in accordance with the Phase I Terminal Facility Support Agreement, dated as of December 1, 1981, and amended as of June 1, 1982, November 1, 1982 and January 1, 1986.
     E. Minimum Tax Credit - The minimum tax credit, in a year of consolidated credit utilization, shall be tentatively allocated among the companies participating in the consolidated return in an amount equal to the lesser of (1) each company's separate minimum tax credit Carry forward or (2) the excess of its allocated regular tax over its separate AMT. If the total of such tentative minimum tax allocations exceeds the available consolidated credit for the taxable year, then the minimum tax credit allocation is made in proportion to the separate company positive excess amount to the combined total of all such amounts. If the tentative allocation is less than the consolidated minimum tax credit utilized, the difference between the consolidated credit utilization and the total of the tentative allocations shall be allocated to those companies in proportion to each company's remaining minimum tax credit Carry forward to the combined total of such carryforwards. The total minimum tax credit utilized for a tax year will equal the sum of the amounts allocated in the two step computation.
3.   Allocation Procedures for State Income Tax Liabilities
     A. Massachusetts Combined Returns - The combined state tax liability shall be allocated to each company participating in the combined return in proportion to the state taxable income, whether positive or negative, of each such company. For this purpose, state taxable income is determined after application of each company's separate apportionment percentage and net operating loss deduction. Those companies with a positive allocation shall pay the amount allocated and those companies with a negative allocation shall receive payment of their corporate tax credits. If the total positive tax allocation is less than the total corporate tax credits, the positive allocation shall be paid on a pro rata basis to those companies with corporate tax credits. No company shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.
     B. New Hampshire Unitary Business Profits Returns - The combined unitary business profits tax liability shall be allocated to each company included in the unitary return in accordance with the following principles:
           i. The Hydro-Quebec Phase I and II companies will be allocated a total business profits tax liability equal to the difference in the combined business profits taxes, before reduction for any franchise tax credit or other tax credits, computed with and without the inclusion of such companies as a group. The business profits tax of the Hydro group shall be allocated first to NEW ENGLAND
                ELECTRIC TRANSMISSION CORPORATION in an amount equal to the difference in the combined unitary tax computed with and without its inclusion, with the balance of the Hydro group tax, if any, assigned to NEW ENGLAND HYDRO TRANSMISSION CORPORATION.
           ii. The balance of the combined unitary tax, before reduction for any franchise tax credit or other tax credits, shall be allocated to the remaining companies in proportion to each company's separate company business profits tax to the combined total of such separate company taxes. Any franchise tax credit or other tax credits available, on a separate company basis, to a particular company in the combined group shall be applied to reduce the combined unitary tax allocated to that particular company.
           iii. The excess of any unitary tax credit allowed in the combined return over the amount applied to reduce a particular company's liability, shall be used to reduce the allocated unitary tax liability of the other members in the combined group on a pro rata basis. To the extent a company's allocated unitary tax liability is reduced by application of the franchise tax credit or other tax credits attributable to another member of the group, the amount so reduced shall be paid to such other member.
           iv. For purposes of this section 3B, the separate company business profits tax is to be determined only for those companies with tax nexus in New Hampshire and is to be computed by multiplying each such company's separately apportioned state taxable income by the applicable state tax rate. The separate company business profits tax cannot be less than zero.
     C. Vermont Consolidated Income Tax Returns - The consolidated corporate income tax liability shall be allocated to each company included in the consolidated return in proportion to the Vermont net taxable income before apportionment, whether positive or negative, of each such company. Those companies with a positive allocation shall pay the amount allocated and those companies with a negative allocation shall receive payment of their corporate tax credits. If the total positive tax allocation is less than the total corporate tax credits, the positive allocation shall be paid on a pro rata basis to those companies with corporate tax credits. No company shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.

     D. Connecticut Combined Business Tax Returns - The tax on combined net income shall be allocated to each company participating in the combined return in proportion to the Connecticut net income after apportionment, whether positive or negative, of each such company. The tax on combined minimum tax base shall be allocated to each company in proportion to such company's separate minimum tax base. The tax on the number of companies included in the combined return and the combined return preference tax shall be allocated equally among the companies participating in the return. Those companies with a positive allocation shall pay the amount allocated and those companies with a negative allocation shall receive payment of their corporate tax credits. No company shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.
     E. Other State Consolidated, Combined or Unitary Returns - The consolidated, combined or unitary tax liability shall be allocated to each company included in a consolidated, combined or unitary income tax return in accordance with the procedures set forth in paragraph 2A above (Allocation Procedures for Federal Income Tax Liability, General Rule). Only companies with tax nexus in a particular state shall be allocated a portion of such state's income tax liability.

     In witness whereof, this Agreement has been duly executed in the name of and on behalf of the following companies and their corporate or common seals have been affixed hereto.

               NEW ENGLAND ELECTRIC SYSTEM


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               ALLENERGY FUELS CORPORATION


                  s/Marcy L. Reed
          By
                  Marcy L. Reed - Treasurer


               GRANITE STATE ELECTRIC COMPANY


                  s/H.W. McDowell
          By
                  H.W. McDowell - Treasurer


               GRANITE STATE ENERGY, INC.


                  s/H.W. McDowell
          By
                  H.W. McDowell - Treasurer


               MASSACHUSETTS ELECTRIC COMPANY


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NANTUCKET ELECTRIC COMPANY


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               THE NARRAGANSETT ELECTRIC COMPANY


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer

               NEES COMMUNICATIONS, INC.


                  s/R.H. McLaren
          By
                  R.H. McLaren - Treasurer


               NEES ENERGY, INC.


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NEES GLOBAL, INC.


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NEES TELECOMMUNICATIONS CORP.


                  s/R.H. McLaren
          By
                  R.H. McLaren - Treasurer


               NEW ENGLAND ELECTRIC TRANSMISSION CORP.


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NEW ENGLAND ENERGY INCORPORATED


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NEW ENGLAND HYDRO FINANCE COMPANY, INC.


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer

               NEW ENGLAND HYDRO-TRANSMISSION CORPORATION


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NEW ENGLAND HYDRO-TRANSMISSION
                 ELECTRIC COMPANY, INC.


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NEW ENGLAND POWER COMPANY


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NEW ENGLAND POWER SERVICE COMPANY


                  s/J.G. Cochrane
          By
                  J.G. Cochrane - Treasurer


               NEW ENGLAND WATER HEATER COMPANY, INC.


                  s/R.H. McLaren
          By
                  R.H. McLaren - Treasurer

          The name "NEW ENGLAND ELECTRIC SYSTEM" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee officer, or agent thereof assumes or shall be held to any liability therefor.